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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43223, 333-45568 and 33-19085) of our report dated March 11, 2005 relating to the consolidated financial statements, consolidated financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Zapata Corporation, which appears in Zapata Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP
Rochester, New York
May 6, 2005


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